EXHIBIT 10.15


       Amendments to the Annual Incentive Plan of the Corporation
         Adopted by the Board of Directors of the Corporation on
                 November 17, 1994, and December 13, 1994


November 17, 1994
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Resolved, that this Board hereby approves management's recommendations for the treatment of employee benefits in connection with the proposed Restructuring, as described in the memorandum of Patricia W. McGuire dated November 17, 1994 and the summary attached thereto, copies of which are attached to the minutes of this meeting;

Resolved, that the appropriate officers of the Corporation and the Trust Company are hereby authorized and directed (A) to prepare such documents for the amendment or adoption, or for the transfer and assumption, of the plans or programs referred to in the aforementioned memorandum of Mrs. McGuire, and to make such conforming amendments to other plans, as may be necessary to implement the foregoing resolution and the transactions provided for or contemplated under the terms of the Distribution Agreement, Contribution Agreement and Merger Agreement, (B) to submit such documents to the Board of Directors of the Corporation, the Board of Trustees of the Trust Company, the Board of Directors of New Holdings, and/or the Board of Trustees of New Trustco, as appropriate, for their approval prior to the consummation of the Merger in accordance with the Merger Agreement, and (C) to execute such documents and take such other actions as may be necessary to carry out the purposes and intent of the foregoing resolutions.




















                                   -1-
u.s. trust
memorandum




to:      Board of Directors and Board of Trustees

from:    Patricia W. McGuire

date:    November 17, 1994

re:      Treatment of Employee Benefits in Proposed Transaction


Attached is a summary of management's recommendations for handling employee benefits in connection with the proposed Transaction with Chase. Management requests that these recommendations be approved by the Boards of Directors and Trustees at their special meeting to be held on November 17, 1994.

All of the recommendations reflected in the summary were previously submitted to and approved in principle by the Compensation and Benefits Committee at its meeting on October 25, 1994, except for the following:

      ...Old AIP participants who terminated before 1993 will get a 10% account balance increase if they agree to be cashed out in 1994.


























                                   -2-
December 13, 1994
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Resolved, that the Annual Incentive Plan of U.S. Trust Corporation is hereby amended effective December 13, 1994 by adding to the end of
Section 6 of the plan the following new paragraph;

          "Notwithstanding any other provision to the contrary contained in this Section 6, for the purpose of crediting interest to the accounts of Participants for the fiscal year 1994, the Corporation's R.O.E. for such year shall be deemed to be 20%."









































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